As filed with the Securities and Exchange Commission on February 12, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMDOCS LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Island of Guernsey	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Hirzel House, Smith Street,

St. Peter Port, Island of Guernsey,

GY1 2NG

(Address including zip code of Principal Executive Officer)

1998 STOCK OPTION AND

INCENTIVE PLAN, AS AMENDED

(Full Title of the Plan)

Amdocs, Inc.

1390 Timberlake Manor Parkway,

Chesterfield, Missouri 63017

Attention: Matthew E. Smith, Secretary

(Name and Address of Agent for Service)

(314) 212-8328

(Telephone Number, Including Area Code, of Agent For Service)

The commission is requested to send copies of all communications to:

Michael Kaplan

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

(212) 450-4000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee (3)
Ordinary Shares, £0.01 par value	5,250,000	$63.89	$335,422,500	$41,760.10

(1)	Pursuant to Rule 416 of the Securities Act, this Form S-8 registration statement (this “Registration Statement”) shall also cover any additional Ordinary Shares that become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding Ordinary Shares.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Ordinary Shares as reported on the Nasdaq Global Select Market on February 9, 2018.
(3)	Rounded up to the nearest penny.

The prospectus included in this Registration Statement is a combined prospectus which also relates to an aggregate of 62,300,000 Ordinary Shares previously registered under the Company’s registration statements on Form S-8 filed on January 30, 2014 (File No. 333-193659), May 12, 2009 (File No. 333-159163), April 4, 2006 (File No. 333-132968), March 31, 2004 (File No. 333-114077), April 6, 2001 (File No. 333-58454), March 2, 2000 (File No. 333-31506) and December 14, 1999 (File No. 333-92705).

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering 5,250,000 ordinary shares, par value £0.01 per share (“Ordinary Shares”), of Amdocs Limited (the “Company”) authorized for issuance pursuant to the Company’s 1998 Stock Option and Incentive Plan, as amended (the “Plan”). These additional shares were authorized for issuance as a result of the adoption of amendments to the Plan approved by the Company’s Board of Directors in November 2016 and shareholders in January 2017.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. PLAN INFORMATION.

The information required by Item 1 is included in documents sent or provided to participants in the Plan covered by this Registration Statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION BY REFERENCE.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Exchange Act, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

(a) Pursuant to General Instruction E to Form S-8, the contents of seven registration statements on Form S-8 (File Nos. 333-193659, 333-159163, 333-132968, 333-114077, 333-58454, 333-31506 and 333-92705) previously filed by the Company with respect to Ordinary Shares offered pursuant to the Plan are hereby incorporated by reference herein, and the opinions and consents listed below are filed herewith.

(b) The Registrant’s Annual Report on Form 20-F for the fiscal year ended September 30, 2017.

(c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (b) above.

(d) The description of the Registrant’s Ordinary Shares contained in the Registrant’s Registration Statement on Form 8-A as filed with the Commission on December 19, 2013, including any amendment or report filed for updating such description.

Item 8. EXHIBITS.

Exhibit Number	Description

5.1	Opinion of Carey Olsen.

23.1	Consent of Carey Olsen (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1	1998 Stock Option and Incentive Plan of Amdocs Limited, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 12th day of February 2018.

AMDOCS LIMITED

By:	/s/ Matthew E. Smith
Name: Matthew E. Smith
Title: Secretary and Authorized Signatory

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Amdocs Limited, hereby severally constitute Robert A. Minicucci and Matthew E. Smith, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Amdocs Limited to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eli Gelman	Director and Chief Executive Officer (Principal Executive Officer)	February 12, 2018
Eli Gelman

/s/ Tamar Rapaport-Dagim	Chief Financial and Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	February 12, 2018
Tamar Rapaport-Dagim

/s/ Robert A. Minicucci	Chairman of the Board	February 7, 2018
Robert A. Minicucci

	Director	February 7, 2018
Julian A. Brodsky

	Director	February 7, 2018
Rafael de la Vega

	Director	February 7, 2018
Ariane de Rothschild

/s/ Adrian Gardner	Director	February 7, 2018
Adrian Gardner

/s/ James S. Kahan	Director	February 7, 2018
James S. Kahan

/s/ Richard T.C. LeFave	Director	February 7, 2018
Richard T.C. LeFave

/s/ John T. McLennan	Director	February 7, 2018
John T. McLennan

/s/ Giora Yaron	Director	February 7, 2018
Giora Yaron

	Director	February 7, 2018
Zohar Zisapel

Exhibit Index

Exhibit Number	Description

5.1	Opinion of Carey Olsen.

23.1	Consent of Carey Olsen (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1	1998 Stock Option and Incentive Plan of Amdocs Limited, as amended.